                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                    CILCO
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                         ^--Enter Company Name Here--^
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                         [LOGO OF CILCO]

                                         300 LIBERTY ST., PEORIA, IL 61602-1404

                           NOTICE OF ANNUAL MEETING

Dear Shareholders:

The Annual Meeting of Shareholders of Central Illinois Light Company will be held on Tuesday, April 25, 1995 at 1:30 PM, Central Time, at the principal office of the Company, 300 Liberty Street, Peoria, Illinois, in order to elect a Board of Directors and transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 10, 1995 are entitled to vote at the meeting.

By Order of the Board of Directors,

John G. Sahn
Secretary

March 28, 1995

                                  IMPORTANT

It is important that your shares be represented at the meeting. Please mark, sign, date and return the enclosed proxy promptly in order that your shares will be voted.

                               PROXY STATEMENT

GENERAL

      This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Central Illinois Light Company (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, April 25, 1995 at 1:30 PM, Central Time, at the Company's executive offices, 300 Liberty Street, Peoria, Illinois 61602, and any adjournment thereof. The shares represented by your proxy will be voted if the proxy is duly executed and returned prior to the meeting. You may revoke your proxy by a duly executed later proxy, or at any time before it is exercised by written notice to the Secretary of the Company, received prior to the time of the meeting, or orally at the meeting.

      The expense of the solicitation of proxies is being borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies either personally or by telephone. The Company will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to their principals, the beneficial owners of the stock.

      The annual report of the Company for the year ended December 31, 1994 is being sent, along with the Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy, to all shareholders of record at the close of business on March 10, 1995, which is the record date for the determination of shareholders entitled to vote at the meeting. These items are to be first mailed to shareholders on March 28, 1995.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      On March 10, 1995, the record date for the meeting, the Company had outstanding 191,204 shares of preferred stock, $100 par value, 470,000 shares of Class A preferred stock, no par value, and 13,563,871 shares of common stock, no par value. Each share entitles the holder thereof to one vote upon any matter coming before the meeting, except that in the election of directors, each shareholder is entitled to cumulate votes and, therefore, may give one nominee as many votes as shall equal the number of directors to be elected multiplied by the number of shares held by such shareholder, or may distribute such votes among any two or more nominees by so indicating on the proxy. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      At January 1, 1995, T. S. Romanowski, a vice president of the Company, was the beneficial owner of 5 shares of the Company's preferred stock, $100 par value, representing less than .003% of the shares of that class outstanding. No other officer or director nominee was the beneficial owner of any shares of the Company's preferred or common stock.

      The following information, regarding beneficial ownership on January 1, 1995 of the Company's equity securities, is furnished with respect to each person or group of persons acting together who, as of such date, is shown on the Company's stock records to be the registered owner of more than 5% of any class of the Company's voting securities and no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

 CLASS OF         NAME AND ADDRESS OF        AMOUNT AND NATURE OF     PERCENT
   STOCK           BENEFICIAL OWNER          BENEFICIAL OWNERSHIP    OF CLASS
Common       CILCORP Inc.                         13,563,871            100
             300 Hamilton Boulevard
             Suite 300
             Peoria, IL 61602

      The Company has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by Chancellor Capital Management, Inc. and Chancellor Trust Company, 1166 Avenue of the Americas, New York, New York 10036 which indicates that Chancellor Capital Management, Inc. and Chancellor Trust Company, as investment advisers for various fiduciary accounts, hold 15,000 shares of the Company's 5.85% Series Class A preferred stock. This represents 6.8% of that series.

ELECTION AS DIRECTORS

      Eleven directors are to be elected at the annual meeting to hold office for the ensuing year or until their successors are elected and qualified. All nominees, except Mr. Viets, are now serving as directors of the Company and have consented to serve, if elected. To be elected a director, a nominee must be among the eleven nominees receiving the highest number of votes. The nominees, along with their biographical summaries, are listed below.

      The Board of Directors has no reason to believe that the persons named will not be available, but in the event that a vacancy among the original nominees is occasioned by death or any other reason prior to the meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors.

MARCUS ALEXIS
Board of Trustees Professor of Economics and Professor of Management and Strategy
Northwestern University, Evanston, Illinois
Director of CILCO since 1988
Member of the Finance Committee

      Dr. Alexis was born at New York, New York in 1932. He graduated from Brooklyn College in 1953 with a degree in economics. Dr. Alexis received a Master of Arts degree in economics from Michigan State University in 1954, and a Ph.D. degree in economics from the University of Minnesota in 1959. He initially joined Northwestern University in 1970 and served as chairman of the Department of Economics from 1976-1979 and 1982-1985. During the period 1979 to 1981, he was a member, vice chairman and acting chairman of the Interstate Commerce Commission. He joined the University of Illinois at Chicago in 1985 as dean of the College of Business Administration and professor of economics. He returned to Northwestern University in 1990. He is former Chairman of the Federal Reserve Bank of Chicago and serves on the boards of CILCORP, the Teachers Insurance and Annuity Association, the Metropolitan Planning Council in Chicago, and is also a director of the Lincoln Park Zoological Society.

JOHN R. BRAZIL
President of Bradley University, Peoria, Illinois
Director of CILCO since 1993
Member of the Finance Committee

      Dr. Brazil was born at Los Angeles, California in 1946. He received a bachelor's degree in history from Stanford University in 1968 and a master's degree and Ph.D. in American studies from Yale University in 1972 and 1975, respectively. In 1980, he was a Fulbright senior scholar in English and American studies at the University of Sydney, Australia. Prior to joining Bradley University as president in January 1992, he served as chancellor and professor of English at the University of Massachusetts Dartmouth (formerly known as Southeastern Massachusetts University) from 1984 through 1991. Dr. Brazil was previously associated with San Jose' State University in California for eleven years, last serving as professor of humanities and American studies and vice president for academic affairs. He is a director of First of America Bank-Illinois, N.A., First of America Bank-Illinois, N.A. Peoria Regional Advisory Board, Methodist Medical Center and CILCORP. He chairs the Walter Byers Post-Graduate Scholarship Committee of the National Collegiate Athletic Association.

WILLARD BUNN III
Senior Vice President and Managing
Director in the Financial Services Unit
The Chicago Corporation,
Chicago, Illinois
Director of CILCO since 1991
Member of the Finance Committee

      Mr. Bunn was born at Springfield, Illinois in 1943. He joined Marine Bank of Springfield in 1978 as an executive vice president. He was elected president in 1980, chairman and chief executive officer in 1989. In 1992, Mr. Bunn became chairman and chief executive officer of Banc One Illinois Corporation which merged with Marine Bank. He was formerly associated with Chemical Bank from 1968 to 1978 serving in various capacities including vice president and group head of domestic depository institutions. Mr. Bunn graduated from Princeton University in 1966 with a degree in history. He received his master's degree in business administration from The Darden School at the University of Virginia in 1968. Mr. Bunn is a director of CILCORP and serves on the boards of various local and state business and civic organizations. He retired on December 31, 1994 as chairman and chief executive officer of Banc One Illinois Corporation and chairman of Bank One, Springfield, Illinois. He remains on the boards of Bank One, Springfield and Bank One, Chicago.

DAVID E. CONNOR
President of David E. Connor and Associates, Peoria, Illinois
(financial advisor to businesses and banks)
Director of CILCO since 1968

      Mr. Connor was born at Omaha, Nebraska in 1925. He graduated from Yale University in 1947. Prior to his retirement in 1985, he had served as president and as a director of Midwest Financial Group, Inc. (a multi-bank holding company) since its inception in 1981, and chairman of its largest subsidiary, Commercial National Bank of Peoria. Mr. Connor had been associated with the bank since 1952, and advanced through various areas of responsibility to vice president in 1956. He was elected a director in 1959, senior vice president in 1964, president in 1967 and chairman in 1985. Mr. Connor formed David E. Connor and Associates in 1985. Other directorships include CILCORP, CILCORP Investment Management Inc., Keystone Consolidated Industries, Inc., Peoria Development Corporation and First Bankers Trust Shares, Quincy, Illinois. He is a member of the board of trustees of Bradley University and was formerly chairman of that board. He also serves on the boards of various local and state business and civic organizations.

WILLIAM M. SHAY
Vice President of CILCO
Director of CILCO since 1991

      Mr. Shay was born at Peoria, Illinois in 1952. He was initially employed by CILCO in 1974 as an accountant and later as a budget analyst following graduation from Bradley University with a degree in accounting. He left CILCO in 1975 to attend the University of Illinois College of Law. Upon graduation from law school in 1978, he served for two years as a judicial clerk to a justice of the Illinois Supreme Court. He was then associated with the Chicago law firm of Isham, Lincoln & Beale until June 1982 when he rejoined the Company as an attorney, subsequently becoming general counsel. In February 1987, Mr. Shay joined the Peoria office of Keck, Mahin & Cate, a law firm based in Chicago, as a partner. He was named vice president and chief financial officer of CILCORP in 1988 and to his present position effective January 1, 1993. He is also a certified public accountant. Mr. Shay is a director of CILCORP Investment Management Inc., the Illinois State Chamber of Commerce, the Peoria Area Chamber of Commerce, Bradley University College of Business National Advisory Council, Norwest Bank of Peoria, Children's Hospital of Illinois at Saint Francis Medical Center and is a member of the Peoria Riverfront Business District Commission. Effective April 1, 1995, he will become Group President of the Company.

R. WAYNE SLONE
Chairman, President and Chief Executive Officer of CILCO
Director of CILCO since 1988
Member of the Executive Committee

      Mr. Slone was born in Fulton County, Illinois in 1935. He joined CILCO in 1958 and held various positions related to sales and operations until he was appointed commercial activities manager in 1974. He was appointed general manager, suburban division in 1976, manager of rates and regulatory affairs in 1981 and group manager in 1982. He was elected vice president (customer service group) in 1983, senior vice president of the Company and CILCORP in 1986, president and chief executive officer of CILCO in 1988 and chairman in 1991. Mr. Slone is a director of CILCORP, Edison Electric Institute, the Heartland Partnership and Peoria Development Corporation. He is a former chairman of the board of trustees of Proctor Hospital and Proctor Health Care Inc. and is a trustee of Eureka College. He is a retired Lieutenant Colonel of the Illinois Air National Guard, past president of the Elmwood, Illinois Community Unit School Board and is active in civic organizations. Effective April 1, 1995, Mr. Slone will retire as chairman, president and chief executive officer of the Company.

KATHERINE E. SMITH
Vice President
The Quaker Oats Company, Chicago, Illinois
Director of CILCO since 1985
Member of the Executive Committee

      Ms. Smith was born at Chicago, Illinois in 1940. She is a 1961 graduate of Oregon State University with a degree in home economics. From 1982 to December 1994, Ms. Smith was vice president, consumer affairs, U.S. Grocery Products Division of The Quaker Oats Company. She was formerly with The Great Atlantic & Pacific Tea Company, Inc. from 1976 to 1982 as vice president, consumer affairs and marketing services and prior to that, she was associated with The Pillsbury Company. She began her business career with Southern California Gas Company, a division of Pacific Lighting Corporation, where she advanced through various positions related to customer services. Ms. Smith is active in a number of professional and civic associations including the Society of Consumer Affairs Professionals in Business and the American Association of Family & Consumer Science. She serves as a trustee of Oregon State University Foundation. She is a director of CILCORP.

RICHARD N. ULLMAN
President of Federal Companies, Peoria, Illinois
(commercial warehousing, local and long distance moving)
Director of CILCO since 1988
Member of the Finance Committee

      Mr. Ullman was born at Peoria, Illinois in 1934. He graduated from DePauw University in 1956 with a liberal arts degree. He joined Federal Warehouse Company in 1957. In 1973 he was named president of that company and of Federal Companies. He is a director of First of America Bank-Illinois, N.A., First of America Bank-Illinois, N.A. Peoria Regional Advisory Board, Keystone Consolidated Industries, Inc. and the Peoria Medical Research Corporation. Mr. Ullman is a member of the Saint Francis Medical Center Advisory Board, a member of the advisory board of Children's Hospital of Illinois at Saint Francis Medical Center, and serves as a trustee of Bradley University. He is active in a number of professional and civic associations. Mr. Ullman is a director of CILCORP.

JAMES F. VERGON
Vice President of CILCO
Director of CILCO since 1991

      Mr. Vergon was born at Peoria, Illinois in 1948. He joined CILCO in 1971 and advanced through various positions in engineering. He was appointed gas engineering manager in 1981, director-rates and regulatory affairs in 1982, and elected vice president in 1986. He was vice president and chief financial officer of CILCORP from January 1, 1993 through February 28, 1993. He again was elected a vice president of the Company effective March 1, 1993. Mr. Vergon graduated from Bradley University in 1971 with a degree in mechanical engineering and is a registered professional engineer. He received a master's degree in business administration from Bradley University in 1981. He is chairman of the board of CILCORP Investment Management Inc., a member of the board of directors of Bank One, Peoria, The Economic Development Council for the Peoria Area, and the Heart of Illinois United Way. In addition, he is a member of the board of trustees of Proctor Hospital and the Bradley University Associate Board and the advisory boards of Forest Park Foundation, The Institute of Public Utilities and the Bradley University College of Engineering and Technology. Effective April 1, 1995, he will become Group President of the Company.

ROBERT O. VIETS
President and Chief Executive Officer of CILCORP Inc.
Director of CILCO from 1988 to 1991

      Mr. Viets was born at Girard, Kansas in 1943. He graduated from Washburn University in 1965 with a degree in economics and received his law degree from Washington University School of Law in 1969. He is a certified public accountant and has had experience with a national accounting firm. Mr. Viets joined CILCO in 1973 as manager of special studies and was appointed manager of rates and regulatory affairs in 1976. He was elected assistant vice president, regulatory and legislative affairs, in 1980, vice president, financial services, in 1981, vice president (finance group) in 1983 and senior vice president of the Company and CILCORP in 1986. He was elected president and chief executive officer of CILCORP in 1988. Mr. Viets is a director of First of America Bank-Illinois, N.A., First of America Bank-Illinois, N.A. Peoria Regional Advisory Board, RLI Corp., Lincoln Office Supply Co., Incorporated, the Peoria Medical Research Corporation and Methodist Health Services Corporation. He serves as chairman of the board of trustees of Bradley University. He is also chairman of the board of Environmental Science & Engineering, Inc., a director of CILCORP, CILCORP Investment Management Inc. and CILCORP Ventures Inc. Effective April 1, 1995, he will become chairman, president and chief executive officer of the Company.

MURRAY M. YEOMANS
Chairman and Chief Executive Officer of Yeomans Distributing Company, Peoria, Illinois
(wholesale appliances and central heating and cooling equipment)
Director of CILCO since 1987
Member of the Executive Committee

      Mr. Yeomans was born at Philadelphia, Pennsylvania in 1935. He is a graduate of Miami University (Ohio) with a degree in business administration. He joined Yeomans Distributing Company in 1960 and was named president in 1972 and to his present position in 1991. He is a director of CILCORP, Peoria Area Community Foundation and serves as a trustee of Bradley University. In addition, he is a member of the Saint Francis Medical Center Advisory Board, the First of America Bank-Illinois, N.A. Peoria Regional Advisory Board and president of the Illinois Neurological Institute. Mr. Yeomans is active in civic and charitable activities.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors has Executive and Finance Committees.

      The Executive Committee has all the powers of the Board to the extent permitted by law. The Committee also reviews and recommends to the Board of Directors nominees to serve on the Board. The Committee considers nominees brought to its attention by other members of the Board, by members of management and by shareholders. Shareholders may submit recommendations to the Committee with respect to nominees by writing to the Secretary of the Company. Directors serving as members of the Committee are Messrs. Slone, Yeomans and Ms. Smith. During 1994, the Committee held four meetings.

      The Finance Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to (1) the compensation of the executive officers of the Company and (2) the Company's financial policies. Directors serving as members of the Committee are Messrs. Alexis, Brazil, Bunn and Ullman. During 1994, the Committee held five meetings.

      During 1994, the Board of Directors held a total of nine meetings. All directors except Mr. Connor attended more than 75% of the meetings of the Board and the committees of which they were members. Mr. Connor attended 67% of such meetings.

DIRECTORS' COMPENSATION

      No fees are paid to directors who are officers of the Company. Non-employee members of the Board receive a single annual retainer fee of $13,000 for serving on the Company's Board and on CILCORP's Board. Non-employee members of the Board who are not members of the Board of the Company's parent receive an annual retainer fee of $9,800 for serving on the Company's Board. These fees are prorated for less than a year's service. Non-employee directors also receive an attendance fee of $750 for attending meetings of the Board of Directors of the Company or CILCORP and an attendance fee of $750 for each meeting attended of committees of those Boards. A single Board or committee attendance fee is payable to each director in the event the Boards of this Company and CILCORP or committees of the Boards of the Company and CILCORP meet on the same day. Directors are also reimbursed for their travel expenses for each Board or committee meeting attended.

INDEPENDENT AUDITORS

      Upon the recommendation of its Audit Committee, the Board of Directors of the Company's parent, CILCORP Inc., has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company for 1995. Arthur Andersen LLP is not expected to be represented at the annual meeting.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation earned for the years 1994, 1993 and 1992 for the Chief Executive Officer and the four highest compensated executive officers of the Company whose total annual compensation exceeded $100,000:

                          SUMMARY COMPENSATION TABLE

                                                   ANNUAL             LONG-TERM
                                                COMPENSATION        COMPENSATION        ALL OTHER
NAME AND PRINCIPAL POSITION                   YEAR       SALARY    LTIP PAYOUTS(1)   COMPENSATION(2)
R. W. Slone                                      1994  $  226,720     $  96,321         $  30,977
Chairman, President and Chief                    1993     205,500        88,635            28,611
Executive Officer                                1992     195,250        60,976            22,371

W. M. Shay (3)                                   1994     156,818        49,852            19,418
Vice President                                   1993     150,437        34,864            17,953
                                                 1992     143,250        30,851            25,821

J. F. Vergon (4)                                 1994     140,270        63,012            12,513
Vice President                                   1993     134,564        57,114            11,635
                                                 1992     121,205        40,796             9,310

T. S. Romanowski                                 1994     127,795        58,775            11,751
Vice President                                   1993     121,705        55,162            10,894
                                                 1992     115,914        39,922             8,886

T. S. Kurtz                                      1994     124,309        56,820             8,622
Vice President                                   1993     118,120        53,012             8,022
                                                 1992     111,434        38,249            15,946

- ---------

(1) Amounts paid pursuant to the Company's EVA-Based Incentive Compensation
    Plan.

(2) The amounts shown in this column for 1994 represent (a) Company contributions under the Employees' Savings Plan: Mr. Slone $4,620, Mr. Shay $4,234, Mr. Vergon $4,208, Mr. Romanowski $3,834 and Mr. Kurtz $3,729, and
    (b) earnings on deferred compensation: Mr. Slone $26,357, Mr. Shay $15,184, Mr. Vergon $8,305, Mr. Romanowski $7,917 and Mr. Kurtz $4,893.

(3) Elected vice president of the Company effective January 1, 1993. Previously Mr. Shay was a vice president of CILCORP.

(4) Re-elected vice president of the Company effective March 1, 1993. Mr. Vergon served as vice president and chief financial officer of CILCORP from January 1, 1993 through February 28, 1993.

EVA-BASED INCENTIVE COMPENSATION PLAN

      Incentive compensation is awarded in accordance with the Company's EVA-Based Incentive Compensation Plan ("EVA Plan") and the CILCORP Shareholder Return Incentive Compensation Plan ("Shareholder Return Plan") approved by CILCORP shareholders on April 27, 1993. The purpose of the EVA Plan is to provide an incentive to eligible officers and senior managers and to increase and maintain shareholder value by rewarding the achievement of these objectives. EVA is a measure of profitability that is based on the difference between the return earned on the capital invested in an enterprise and the cost of that capital. This difference can be either positive or negative and results in an addition to or a deduction from award balances accumulated from prior years. Each year, one third of the net balance accumulated is paid to the participant. That portion of the incentive compensation which has been deferred is "at risk" since a negative EVA in a subsequent year may eliminate previously accumulated balances. The calculation of the award pool is based, in part, on a fixed percentage of the improvement in EVA from the prior year, and, in part, on a fixed percentage of the average of EVA contributed over a three year period. These percentages, which do not change from year to year, were determined when the Plan was originally established. They were designed to create an award pool of sufficient size to achieve the objectives of the Plan and are used only for that purpose. Annually, at the outset of each plan year, the Finance Committee determines the portion of the award pool to be allocated to each participant, including the executive officers, based on the individual's job responsibilities and the Committee's evaluation of the effect which that individual's performance is expected to have on the size of the award pool. A portion of the award pool is distributed, at the Committee's discretion, at the conclusion of each plan year. Discretionary awards are determined on the basis of the CEO's recommendation and the compensation policies established by the Committee.

Both the non-discretionary and discretionary portions of an award are added to each participant's account balance, one third of which is paid and the remainder remains at risk in the account balance.

SHAREHOLDER RETURN INCENTIVE COMPENSATION PLAN

      Participants in the Shareholder Return Plan may include employees of CILCORP and its subsidiaries, including CILCO, who make or influence policy decisions which impact the overall long term success of the holding company. The purposes of the Shareholder Return Plan are to promote long-term growth in the value of CILCORP common stock, to attract and retain executives of outstanding ability, to encourage teamwork among the executives of CILCORP and its subsidiaries, and to reward performance based on the successful achievement of pre-established corporate financial goals. Under the Plan, shares are granted, from time to time, to eligible key employees of CILCORP or its subsidiaries who, due to the nature and scope of their positions, regularly and directly make or influence policy decisions which impact the overall long-term results or success of the Company and CILCORP. No awards were made in 1994.

                 LONG TERM INCENTIVE PLANS -- AWARDS IN 1994(1)

                                    NUMBER       PERFORMANCE
                                  OF SHARES,      OR OTHER
                                   UNITS OR     PERIOD UNTIL
                                    OTHER        MATURATION             ESTIMATED FUTURE PAYOUTS
NAME                              RIGHTS(2)     OR PAYOUT(3)     THRESHOLD(4)   TARGET(5)    MAXIMUM(6)
                                                C>
R. Wayne Slone                    $  122,645          --          $   58,467    $  99,349    $  175,401

William M. Shay                       88,774          --              29,435       59,026        88,304

James F. Vergon                       81,301          --              38,445       65,545       115,334

Thomas S. Romanowski                  72,630          --              35,654       59,864       106,961

Terrence S. Kurtz                     70,650          --              34,487       58,077       103,460

- ---------
(1) Amounts listed are paid under the Company's EVA-Based Incentive Compensation Plan which is described above.

(2) Amounts listed are the net increases in the 1994 plan year to previously accumulated balances.

(3) Each year, one third of the net balance accumulated in the EVA Plan is paid to the participant. (See Summary Compensation table for amounts paid in 1994.)

(4) Amounts listed are payable if net change in EVA in 1995 is zero.

(5) Amounts listed are payable if net change in EVA in 1995 is the same as in 1994.

(6) Amounts listed are accumulated balances at the beginning of the 1995 plan year.

CERTAIN PLANS

      BENEFIT REPLACEMENT PLAN. The Board of Directors has established a Benefit Replacement Plan (the "Plan"). The Plan provides for payments to Plan participants from the Company's general funds to restore the retirement benefit under the Company's Pension Plan when such benefit is restricted by (1) the maximum defined benefit limitation of Section 415(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (2) the index compensation limitation of Code Section 401(a)(17), and (3) participation in certain of the Company's deferred compensation plans. The Plan generally covers all CILCO Pension Plan participants affected by these restrictions and provides for payment at the times and in the forms of the Pension Plan.

      PENSION PLAN. Pension benefits are provided through the Company's non-contributory Pension Plan for Management, Office and Technical Employees. Directors who are not employees do not participate in this Plan. Pension benefits are determined using a formula based on years of service and highest average rate of monthly earnings for any sixty consecutive month period. The normal retirement date specified in the Pension Plan is age 65. Retirement prior to age 62 results in an appropriate reduction in pension benefits.

      The following table shows the aggregate annual benefits payable upon retirement at normal retirement age under the Pension Plan and under the Benefit Replacement Plan discussed above. The amounts shown are not subject to any deduction for Social Security benefits or other offset amounts other than that for an optional survivorship provision.

                               PENSION PLAN TABLE

                                    YEARS OF SERVICE
 REMUNERATION   15 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS
 $    175,000   $  37,410  $  49,878  $   62,346  $   74,814  $   87,282
      200,000      42,750     57,000      71,250      85,500      99,750
      225,000      48,096     64,128      80,160      96,192     112,224
      250,000      53,442     71,250      89,064     106,878     124,692
      275,000      58,781     78,375      97,969     117,563     137,156
      300,000      64,128     85,500     106,878     128,250     149,628

      The annual and long-term compensation shown for the individuals listed in the above Summary Compensation Table is substantially compensation as covered by the Pension Plan and the Benefit Replacement Plan. At January 1, 1995, the credited years of service under the Pension Plan for the officers named in the above table are as follows: R. W. Slone -- 36 years, W. M. Shay -- 12 years, J.
F. Vergon -- 23 years, T. S. Romanowski -- 23 years, and T. S. Kurtz -- 19 years.

      COMPENSATION PROTECTION PLAN. The Company's Board of Directors has established a Compensation Protection Plan providing severance benefits to eligible employees, including all individuals named in the Summary Compensation Table above, in the event of (i) a termination of employment resulting directly or indirectly from a sale of substantially all or certain assets of the Company or (ii) a termination of employment within two years after a change in control occurring involuntarily for a reason other than unacceptable performance or occurring voluntarily with good reason as defined in the plan. A change in control includes the sale of all or part of the business of the Company to a person not controlled by CILCORP, a merger or consolidation of CILCORP in which CILCORP does not survive or in which its common stock is converted, the acquisition of 30% of the beneficial ownership of CILCORP by a person together with the failure of continuing directors to constitute a majority of its Board of Directors, or a sale of all or substantially all of the assets of CILCORP. Upon a covered termination, a participant is entitled to a continuation of base salary and benefit plan coverage for two years (or a shorter period for participants below the position of vice president with less than 30 years of service) after such termination.

FINANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      BACKGROUND AND POLICIES. The Finance Committee of the Board of Directors (the "Committee") is comprised of four non-employee members of the Board. The Committee considers and makes recommendations to the Board with respect to the compensation of the executive officers (the president and vice presidents) of the Company. The Committee's compensation policies with respect to the executive officers are as follows:

      1. Compensation levels should be established which are internally fair and equitable, bearing in mind (a) past practices, patterns and relationships, and (b) the relationship between officer level compensation and the compensation provided for top level managers throughout the Company.

      2. Compensation should be comparable and reasonable in relation to similar positions in other utility companies of like size, structure and characteristics.

      3. Compensation of the executive officers should be directly related to the economic value created for shareholders.

      4. A compensation program should be designed to attract and retain superior management.

      EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's current executive officer compensation program is comprised of two major components: base salary and incentive compensation. Base salary levels for the Company's executive officers are set by the Committee relative to other utility companies of similar size and characteristics. In addition, the Committee also considers the individual officer's experience and performance. Salaries of the executive officers are reviewed each year by the Committee and may be adjusted based on the individual's contribution to the Company's performance and competitive pay levels.

      PRESIDENT'S COMPENSATION. In April 1994, Mr. Slone's base salary was increased from $208,000 to $232,960, a 12% increase based on his performance during 1993. In evaluating Mr. Slone's performance, the Committee gave equal consideration to the following factors:

      (1) The Company's performance was substantially in compliance with the goals established in the Company's 1993 Business Plan.

      (2) During 1993, several matters of particular significance were accomplished which should enhance the Company's future performance. These include:

          . Development and implementation of a strategy to earn an adequate return on the Company's investment in gas operations.

          .  Successful completion of the gas system upgrade in Springfield.

          . Identification and development of investment opportunities in energy related products and services including cogeneration.

          .  Debt refinancing at lower interest rates.

      The Committee recognized that the Company's customers currently pay the lowest utility rates in Illinois. Mr. Slone has successfully established a competitive spirit in the Company that will be critical as the utility industry encounters more competition.

      Mr. Slone was paid an award of $96,321 in 1994 pursuant to the Company's EVA-Based Incentive Compensation Plan, based on the Company's continued positive performance during the twelve months ended September 30, 1994.

                                             Finance Committee
                                                  Richard N. Ullman, Chairman
                                                  Marcus Alexis
                                                  John R. Brazil
                                                  Willard Bunn III

PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders to be presented at the April 23, 1996 annual meeting must be received not later than November 21, 1995 for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to the Secretary, Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois 61602.

OTHER MATTERS

      The Board has no knowledge of any business to be presented for consideration at the Annual Meeting other than that discussed above. Should any other business properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in such proxies.

                                             By Order of the Board of Directors,
                                             John G. Sahn
                                             Secretary

March 28, 1995

                               [LOGO OF CILCO]
                        Central Illinois Light Company

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints D.E. Connor, R.O Viets, and J.G. Sahn, and each of them, attorneys and proxies with power of substitution to each, with authority to vote all shares which the undersigned would be entitled to vote if personally present at the 1995 annual meeting of shareholders of Central Illinois Light Company, or at any adjournment thereof, upon the election of directors as set forth in the notice of meeting and proxy statement dated March 28, 1995, and, in their discretion, upon any other matter which may properly come before the meeting. The shares represented hereby will be voted as directed on the reverse of this card.

IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
                                                    ---
                                  DIRECTORS

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)



PROXY. PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHOULD SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

DATE ________________________, 1995.


___________________________________
SIGNATURES

___________________________________


ELECTION OF DIRECTORS

[ ] FOR all nominees listed             [ ] WITHHOLD AUTHORITY
    below (except as marked                 to vote for all nominees
    to the contrary below)                  listed below

M. Alexis, J.R. Brazil, W. Bunn III, D.E. Connor, W.M. Shay, R.W. Slone, K.E. Smith, R.N. Ullman, J.F. Vergon, R.O. Viets, and M.M. Yeomans.

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

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               NO POSTAGE REQUIRED IF RETURNED IN THE ENCLOSED
                  ENVELOPE AND MAILED IN THE UNITED STATES.